UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

Clearwater Analytics Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40838	87-1043711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 W. Main Street
Suite 900
Boise, Idaho	83702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 208 433-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	CWAN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed, on December 20, 2025, Clearwater Analytics Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GT Silver BidCo, Inc., a Delaware corporation (“Parent”), and GT Silver Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

On June 25, 2026 (the “Closing Date”), on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), the Merger was consummated. At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and the Company survived the Merger as a wholly owned subsidiary of Parent.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

Substantially concurrently with the closing of the Merger, Parent, as a guarantor, Merger Sub, as the initial borrower, and the Company, as a borrower, entered into that certain Credit Agreement (the “Credit Agreement”) by and among Goldman Sachs Private Credit Corp., as administrative agent, the lenders and issuing banks from time to time party thereto, which provides for (i) a senior secured term loan facility in an aggregate principal amount of $2,700,000,000, (ii) a senior secured delayed draw term loan facility in an aggregate principal amount of $500,000,000 and (iii) a senior secured revolving credit facility in an aggregate principal amount of $325,000,000. The obligations under the Credit Agreement are guaranteed by Parent and certain other wholly owned domestic subsidiaries of the Company and are secured on a first-priority basis by substantially all assets of the borrower and the guarantors (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of this type.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On June 25, 2026, in connection with the Merger, all outstanding indebtedness under that certain Credit Agreement, dated as of April 21, 2025, by and among, CWAN Acquisition, LLC, a Delaware limited liability company, Clearwater Analytics, LLC, a Delaware limited liability company, the lenders and the issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (as amended, restated, supplemented or otherwise modified prior to the closing of the Merger, the “Existing Credit Agreement”), was repaid in full and all commitments thereunder were terminated. Additionally, the guarantees and liens securing the indebtedness under the Existing Credit Agreement were discharged and released.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described above, at the Effective Time, on the terms and subject to the conditions set forth in the Merger Agreement, (i) Parent completed its previously announced acquisition of the Company, (ii) the Company became a wholly owned subsidiary of Parent and (iii) each share of Class A common stock, par value $0.001 per share, of the Company (the “Company Class A Common Stock”) issued and outstanding immediately prior to the Effective Time, including each share of Company Class A Common Stock resulting from the OpCo Units Exchange (as defined below) (other than shares of Company Class A Common Stock (a) owned by Parent or Merger Sub, (b) owned by the Company as treasury shares or (c) held by any person who properly exercised appraisal rights under the DGCL), was converted into the right to receive an amount in cash equal to $24.55 per share, without interest (the “Merger Consideration”).

Immediately prior to the Effective Time, on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the limited liability agreement of CWAN Holdings, LLC, a Delaware limited liability company (“OpCo”), and the Company’s certificate of incorporation, the Company required each holder of Class A Common Units of OpCo (the “OpCo Units”) to exchange all of such holder’s OpCo Units and shares of Class B common stock, par value $0.001 per share, of the Company (the “Company Class B Common Stock”) for shares of Company Class A Common Stock (the “OpCo Units Exchange”). Immediately upon consummation of the OpCo Units Exchange, each share of Company Class B Common Stock was automatically canceled, such that no shares of Company Class B Common Stock remained outstanding as of immediately prior to the Effective Time.

In addition, on the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time and except as set forth below, each outstanding award with respect to Company Class A Common Stock was canceled in exchange for a cash award equal to the Merger Consideration multiplied by the number of shares of Company Class A Common Stock subject to the award (determined assuming the achievement of any performance-vesting conditions at the maximum level), less the aggregate exercise price in the case of awards that were an option to purchase shares of Company Class A Common Stock (“Options”).

In the case of restricted stock units with respect to Company Class A Common Stock (“RSUs”) that were held by a non-employee member of the board of directors of the Company (the “Board”) and all other RSUs that were vested as of the Effective Time, the resulting cash award was fully vested and became payable at the Effective Time. In the case of all other RSUs, the resulting cash award remains subject to all time-vesting terms and conditions that applied to the underlying award as of the Effective Time.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2025, the terms of which are incorporated herein by reference.

The information in the Introductory Note, Item 1.01 and Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.04.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on June 25, 2026 that the Merger had been completed and requested that the trading of the Company Class A Common Stock be suspended and listing of the Company Class A Common Stock on the NYSE be removed. The Company has requested that the NYSE file a Form 25 with the Securities and Exchange Commission (“SEC”) to report that the Company Class A Common Stock was no longer listed on the NYSE and deregister the Company Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the Form 25 becomes effective, the Company intends to file with the SEC a Certification and Notification of Termination on Form 15 requesting the termination of registration of Company Class A Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to Company Class A Common Stock.

The information in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Parent. The total amount of cash consideration payable to the Company’s equityholders at closing in connection with the Merger and pursuant to the Merger Agreement was approximately $7.4 billion. The funds used by Parent to consummate the Merger and complete the related transactions came from approximately $5.7 billion in the form of equity investments by funds affiliated with, among others, Permira Advisers LLC (an affiliate of Parent and Merger Sub), Warburg Pincus LLC, Francisco Partners Management, L.P. and Temasek Holdings (Private) Limited (collectively, the “Consortium”) and approximately $2.7 billion in the form of debt financing from certain financial institutions.

The information in the Introductory Note and in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.

Effective upon the consummation of the Merger, each of Dr. Mukesh Aghi, Jacques Aigrain, Cary Davis, Christopher Hooper, Lisa Jones, Eric Lee, D. Scott Mackesy, Bas NieuweWeme and Andrew Young resigned from the Board and from any and all committees of the Board on which they served and ceased to be directors of the Company, and the directors of Merger Sub immediately prior to the Effective Time, Peter Flynn and Thomas Lafrance, were appointed as directors of the Company. Immediately thereafter, Parent, as the sole stockholder of the Company, removed all of the directors of the Company (other than Sandeep Sahai) and elected Jim Cox to serve as a director of the Company.

In addition, at the Effective Time, the Company terminated the Company’s 2021 Omnibus Incentive Plan, the Enfusion, Inc. 2021 Stock Option and Incentive Plan and the Company’s 2021 Employee Stock Purchase Plan.

The information in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the consummation of the Merger, effective on the Closing Date, the certificate of incorporation and bylaws of the Company were each amended and restated in their entirety. A copy of the Second Amended and Restated Certificate of Incorporation of Clearwater Analytics Holdings, Inc. as of June 25, 2026 and the Second Amended and Restated Bylaws of Clearwater Analytics Holdings, Inc. as of June 25, 2026 are filed herewith as Exhibit 3.1 and 3.2, respectively, and are incorporated herein by reference.

The information in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On June 25, 2026, the Company and the Consortium issued a joint press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of December 20, 2025, by and among GT Silver BidCo, Inc., GT Silver Merger Sub, Inc. and Clearwater Analytics Holdings, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Clearwater Analytics Holdings, Inc. on December 22, 2025)

3.1	Second Amended and Restated Certificate of Incorporation of Clearwater Analytics Holdings, Inc., dated June 25, 2026

3.2	Second Amended and Restated Bylaws of Clearwater Analytics Holdings, Inc., dated June 25, 2026

99.1	Joint Press Release, dated June 25, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARWATER ANALYTICS HOLDINGS, INC.

By:	/s/ Alphonse Valbrune
	Name:	Alphonse Valbrune
	Title:	Chief Legal Officer and Corporate Secretary

Date: June 25, 2026